UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2005

YOUNG BROADCASTING INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-25042	13-3339681
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

599 Lexington Avenue

New York, New York 10022

(Address of principal executive offices)

Registrant’s telephone number:  (212) 754-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 11, 2005, the Registrant issued a press release announcing, among other things, that it would commence a cash tender offer (the “Offer”) for all of its $246,890,000 outstanding principal amount of 8-1/2% Senior Notes due 2008 (the “Notes”). On April 22, 2005, the Registrant issued a press release announcing the price to be paid for Notes that are accepted for purchase in the Offer. A copy of the April 22, 2005 press release is being furnished as Exhibit 99.1 to this report.

On April 25, 2005, the Registrant issued a press release announcing that it had extended the consent payment deadline relating to the Offer.  The consent payment deadline, which was scheduled to expire at 5:00, p.m., New York City time, on April 22, 2005, was extended to 5:00 p.m., New York City time, on April 25, 2005, unless further extended. A copy of this press release is being furnished as Exhibit 99.2 to this report.

On April 26, 2005, the Registrant issued a press release announcing that it had amended the price to be paid for Notes that are accepted for purchase in the Offer and that it had extended the consent payment deadline and the expiration time relating to the Offer.  A copy of this press release is being furnished as Exhibit 99.3 to this report.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit No.	Description

99.1	Press Release dated April 22, 2005
99.2	Press Release dated April 25, 2005
99.3	Press Release dated April 26, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2005

YOUNG BROADCASTING INC.

By:

   /s/ James A. Morgan

James A. Morgan

Executive Vice President